Exhibit 99.1

CHF Solutions promotes Nestor Jaramillo, Jr. to President and Chief Operating Officer

EDEN PRAIRIE, Minn., June 25, 2020 (GLOBE NEWSWIRE) -- CHF Solutions (Nasdaq: CHFS), a medical device company dedicated to improving the lives of patients suffering from fluid overload, today announced the promotion of Nestor Jaramillo, Jr. to President and Chief Operating Officer, effective July 1, 2020.  In his expanded role, Mr. Jaramillo now will have responsibility for Operations, Engineering, Product Development, Regulatory, Quality, Clinical Affairs, Reimbursement and Human Resources, in addition to the Commercial functions.

Since joining CHF Solutions in May 2019, Mr. Jaramillo has led the company’s commercialization growth, refocusing the company’s strategy to continue growth in the chronic care of heart failure patients, to expand opportunities in the acute needs in critical care, and to develop the life-saving opportunities in pediatric care.  He has recruited and organized the company’s exceptionally talented marketing, sales, and clinical education teams, who are instrumental in continuing to grow the value of CHF Solutions.

Prior to joining CHF Solutions, Mr. Jaramillo was President and Chief Executive Officer of Innerspace Neuro Solutions, Inc., a commercial-stage medical technology company that developed, manufactured, and distributed an intracranial pressure monitoring system. He also worked in a variety of capacities at startup Transoma Medical, as well as Medtronic and St. Jude Medical (now Abbott).  In addition to his medical device experience, Mr. Jaramillo also spent seven years as a managing director in healthcare investment banking at both Cherry Tree & Associates and Craig-Hallum Capital in Minneapolis.  He holds an electrical engineering degree from the University of North Dakota and a Master of Business Administration from the University of St. Thomas in Minnesota.

“Nestor has had a strong impact on our commercial success over the last 14 months,” said John Erb, CEO of CHF Solutions.  “Under Nestor’s leadership, we have expanded our strategy into critical care and pediatrics, including the recent launch of the Aquadex SmartFlow™ system for use in adult and pediatric patients weighing over 20 kg.  I look forward to continuing to work with Nestor as the company improves the lives of patients suffering from fluid overload.”

“It’s an honor to continue to help CHF Solutions deliver this innovative ultrafiltration therapy to many more patients,” said Jaramillo.  “We have an outstanding organization, with talented people dedicated to changing the lives of patients.”

About CHF Solutions

CHF Solutions, Inc. (CHFS) is a medical device company dedicated to changing the lives of patients suffering from fluid overload through science, collaboration, and innovation.  The company is focused on developing, manufacturing and commercializing the Aquadex SmartFlow™ system for ultrafiltration therapy. CHF Solutions is headquartered in Minneapolis, Minn., with wholly-owned subsidiaries in Australia and Ireland.  The company has been listed on the Nasdaq Capital Market since February 2012.

About the Aquadex SmartFlow System
The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload).  The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics.  All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the future growth of the company’s business and the company’s ability to improve patients’ lives. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, the risks associated with our expectations regarding the potential impacts of the COVID-19 pandemic on our business operations, the risks associated with our ability to execute on our commercial strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer, CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

MEDIA:
Jessica Stebing
Health+Commerce
260-336-6202
jstebing@healthandcommerce.com

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